UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2008

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At it’s meeting on December 17, 2008, the Board of Directors of DNB Financial Corporation (the “Registrant”) upon the recommendation of the Benefits and Compensation Committee (the “Committee”), approved Restricted Stock Awards effective December 17, 2008, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan. An 8-K was filed December 19, 2008 to report that award. On December 31, 2008, the following officers declined the following number of awarded shares in order to reduce the Registrant’s annual operating costs and improve the overall efficiency ratio in 2009.

Name	Title	No. Restricted Shares Declined

William Latoff	Chairman & CEO	2,000
William Hieb	President & COO	3,000
Albert Melfi	EVP & Senior Loan Officer	2,000
Rich Hartmann	EVP/Retail Banking	1,500
Gerald Sopp	EVP & CFO/DNB Financial Corporation	1,800
Bruce Moroney	EVP & CFO/DNB First, National Association	1,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

January 2, 2009	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive VP